EXHIBIT 10.1



                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 31, 2007

                                      AMONG

                               HEALTHSPORT, INC.,

                                  INNOZEN, INC.

                                       AND

                          INNOZEN ACQUISITION SUB, INC.

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of January 31, 2007 is entered into by and among INNOZEN, INC., a Delaware corporation ("COMPANY"), HEALTHSPORT, INC., a Delaware corporation ("PARENT") and INNOZEN ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION SUB"). Capitalized terms not otherwise defined in this Agreement are defined in Schedule A. This Agreement is made and entered into with reference to the following facts:

         A. Company is a formulator, developer and manufacturer of edible thin film strips that deliver drug actives (the "COMPANY BUSINESS"), and Parent and its subsidiaries are in the business of the development, manufacturing and marketing of nutritional supplements in a oneof-a-kind edible film strip delivery system (the "PARENT BUSINESS").

         B. In accordance with the provisions of this Agreement, and subject to its terms and conditions, (i) the Board of Directors of Company has determined, and as soon as practicable after the date of this Agreement, each of the Boards of Directors of Parent and Acquisition Sub will determine, that the Merger is fair and in the best interests of their respective stockholders and (ii) the Board of Directors of Company has approved, and as soon as practicable after the date of this Agreement, each of the Boards of Directors of Parent and Acquisition Sub will approve, the Merger in accordance with this Agreement.

         NOW THEREFORE in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Company, Parent and Acquisition Sub hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         Section 1.1. THE MERGER. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Acquisition Sub will be merged with and into Company (the "MERGER"). Following the Merger, Company will continue as the surviving corporation (the "SURVIVING COMPANY") and the separate corporate existence of Acquisition Sub will cease. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code.

         Section 1.2. FILING OF MERGER CERTIFICATE. Subject to the terms and conditions set forth in this Agreement, the Certificate of Merger will be duly executed and acknowledged by Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date.

         Section 1.3. CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which will be no later than the fifth business day following the satisfaction or waiver of the conditions set forth in ARTICLE 6, at the offices of Guth I Christopher LLP, Suite 1250, 10866 Wilshire Boulevard, Los Angeles, CA 90024, unless another time, date or place is agreed to in writing by the parties.

         Section 1.4. EFFECTS OF THE MERGER. The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time the Surviving Company will succeed to all the rights and property of Acquisition Sub and Company and will be subject to all the debts and liabilities of Acquisition Sub and Company.

         Section 1.5. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Acquisition Sub in effect at the Effective Time will be the Certificate of Incorporation of the Surviving Company until amended in accordance with Law. The bylaws of the Company in effect at the Effective Time will be the bylaws of the Surviving Company until amended in accordance with Law. The Certificate of Incorporation of Acquisition Sub is attached hereto as Exhibit A.

         Section 1.6. DIRECTORS. The directors of Acquisition Sub at the Effective Time will be the initial directors of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Company until such director's successor is duly elected or appointed and qualified.

         Section 1.7. OFFICERS. The officers of the Company at the Effective Time will be the initial officers of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Company until such officer's successor is duly elected or appointed and qualified.

                                    ARTICLE 2
                        EFFECT ON EQUITY INTERESTS OF THE
                 CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

         Section 2.1. CONVERSION OF COMPANY CAPITAL SHARES.

                  Section 2.1.1. MERGER CONSIDERATION. At the Effective Time, each Company Capital Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Treasury Shares) will, without any action on the part of Acquisition Sub, Company or the holder thereof, be converted into and become a number of fully paid and nonassessable Parent Common Shares equal to the Exchange Ratio (the "MERGER CONSIDERATION").

                  Section 2.1.2. FRACTIONAL SHARES. No fractional Parent Common Shares will be issued in the Merger. If any Stockholder would otherwise be entitled to a fractional Parent Common Share, that Stockholder will be entitled to receive an amount of cash determined by multiplying the Exchange Price by the fractional share interest to which that Stockholder would otherwise be entitled. This cash amount will not bear interest, and will be paid to the Stockholder upon surrender of each certificate representing that Stockholder's outstanding Company Capital Shares. The parties acknowledge that payment of cash in lieu of issuing fractional shares was not separately bargained for, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

                  Section 2.1.3. CANCELLATION OF TREASURY SHARES. At the Effective Time, each Treasury Share will be automatically canceled, and no Parent Common Shares will be delivered with respect thereto.

                  Section 2.1.4. DELIVERY AND PAYMENT OF MERGER CONSIDERATION. Promptly after surrender by a Stockholder to the Surviving Company of each certificate representing the Stockholder's Company Capital Shares and a duly executed letter of transmittal, that Stockholder will receive (i) one or more certificates representing the aggregate whole number of Parent Common Shares constituting the Merger Consideration to be delivered to that Stockholder pursuant to Section 2.1.1 and (ii) the amount of cash, if any, to be paid in lieu of fractional Parent Common Shares pursuant to Section 2.1.2.

                  Section 2.1.5. EFFECT OF EXCHANGE. The Merger Consideration delivered upon the surrender of certificates representing Company Capital Shares, in accordance with the terms of this Agreement, will be in full satisfaction of all rights pertaining to such Company Capital Shares, and after the Effective Time there will be no further registration of transfers on the stock transfer books of the Surviving Company of the Company Capital Shares which were outstanding immediately prior to the Effective Time.

                  Section 2.1.6. CONVERSION OF ACQUISITION SUB COMMON SHARES. At the Effective Time, each outstanding Acquisition Sub Common Share will be converted into one Surviving Company Common Share.

         Section 2.2. APPRAISAL RIGHTS.

                  Section 2.2.1. DISSENTING SHARES. Dissenting Shares will not be converted into or represent the right to receive the Merger Consideration, but will instead represent the right to receive payment of the appraised value of the Dissenting Shares in accordance with the provisions of Section 262 of the DGCL.

                  Section 2.2.2. FAILURE TO PERFECT. Each Company Capital Share held by Stockholders who have failed to perfect, or who have withdrawn or lost, their rights to appraisal of such shares under Section 262 of the DGCL will be deemed to have been converted into, and to have become exchangeable for, the right to receive the Merger Consideration as of the Effective Time, without interest. The Merger Consideration will be paid upon surrender of each certificate that formerly evidenced such Company Capital Shares as provided in
Section 2.1.1.

                  Section 2.2.3. NOTICE TO PARENT. Company will give Parent prompt written notice of any assertions of appraisal rights or withdrawals of assertions of appraisal rights, and any other instrument in respect thereof received by Company and the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL.

         Section 2.3. TREATMENT OF STOCK OPTIONS AND WARRANTS.

                  Section 2.3.1. CONVERSION OF STOCK OPTIONS. Each Company Stock Option (each of which is exercisable into one Company Common Share) will be converted into the right to receive a vested option to purchase one Parent Common Share at an exercise price of $1.36 per share (based on a $0.30 current exercise price). Company Stock Options with exercise prices higher than $0.30 will be converted into options with an equally increased exercise price (for example, a Company Stock Option with an exercise price of $0.35 will be converted into an option to purchase one Parent Common Share for $1.41).

                  Section 2.3.2. FORM S-8. At the earlier to occur of (i) the effectiveness of a Form S-3 filed by Parent with respect to the Parent Common Shares issued hereunder or (ii) twelve (12) months after the Closing, Parent will file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to Parent Common Shares subject to stock options granted pursuant to Section 2.3.1. Parent will use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                  Section 2.3.3. EXERCISE OF WARRANTS. Immediately prior to the Effective Time, Company will require all holders of its outstanding warrants (as described in Section 3.3) to exercise such warrants.

                  Section 2.3.4. AMENDMENTS TO COMPANY STOCK OPTIONS. At or before the Closing, Company will amend the terms of the Company Stock Options, if necessary, to give effect to the provisions of this Section 2.3.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         As an inducement for Parent and Acquisition Sub to enter into this Agreement, Company represents and warrants that, except as set forth in the Company Disclosure Schedule or as contemplated by this Agreement, each of the following statements is true and correct as of the date hereof:

         Section 3.1. ORGANIZATION, STANDING AND POWER. Company (i) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware; (ii) has the requisite power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted; and (iii) is duly qualified and in good standing in each jurisdiction in which the character of its business makes such qualification necessary, except where the failure to be qualified is not reasonably expected to have a Material Adverse Effect.

         Section 3.2. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.

                  Section 3.2.1. Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other Transactions to be performed or consummated by Company in accordance with the terms of this Agreement. The execution and delivery by Company of this Agreement and the consummation by Company of the Merger and the other Transactions to be performed or consummated by Company in accordance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of Company, subject, in the case of the Merger, to receipt of Company Stockholder Approval. Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery of this Agreement by Parent and Acquisition Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

                  Section 3.2.2. The Company's Board of Directors, at a meeting duly called and held, adopted resolutions (i) adopting this Agreement and approving the Merger and the other Transactions to be performed or consummated by Company in accordance with the terms of this Agreement, (ii) determining that the terms of the Merger and the other Transactions to be performed or consummated by Company in accordance with the terms of this Agreement are fair to and in the best interests of Company and its stockholders, (iii) directing that this Agreement be submitted to a vote of Company's stockholders and (iv) recommending that the Company's stockholders approve this Agreement.

                  Section 3.2.3. The only vote of holders of any Company Capital Shares necessary to approve this Agreement and the Merger is the Company Stockholder Approval.

         Section 3.3. CAPITAL STRUCTURE. Upon acceptance by the Secretary of State of Delaware of the filing of the Company's Fourth Amended and Restated Certificate of Incorporation (a copy of which is attached hereto as Exhibit B), which filing shall be completed prior to Closing, the authorized capital stock of the Company will consist of (i) 27,000,000 shares of Common Stock, par value $0.0001 per share (the "COMPANY COMMON SHARES"), (ii) 8,000,000 shares of Series A Preferred Stock, par value $0.0001 per share (the "SERIES A SHARES"), and
(iii) 2,000,000 shares of Series B Preferred Stock, par value of $0.0001 per share (the "SERIES B SHARES", and together with the Company Common Shares and the Series A Shares, the "COMPANY CAPITAL SHARES"), of which there are 14,000,000 Company Common Shares, 7,334,354 Series A Shares, and 1,385,040 Series B Shares issued and outstanding. All of the issued and outstanding Company Capital Shares have been duly and validly authorized and issued, and are fully paid and non-assessable. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements by which the Company is bound relating to the issuance, sale or redemption of Company Capital Shares or other securities of the Company, except for: (A) Company Stock Options to purchase an aggregate of 2,825,390 Company Common Shares; (B) warrants to purchase an aggregate of 540,000 Company Common Shares; and (C) Series A Warrants to purchase an aggregate of 342,745 Series A Shares. Except with respect to the Company Stock Options and the warrants described in the preceding sentence, no Company Capital Shares or other securities of the Company are reserved for any purpose. All Company Stock Options and warrants will be exercised or cancelled prior to Closing and no Company Stock Options or warrants will be outstanding at Closing.

         Section 3.4. NO SUBSIDIARIES; INTERESTS. Company has no debt or equity interest in any other entity, nor any obligation, option or right to acquire any such interest.

         Section 3.5. NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other Transactions do not (i) violate any Permit, Law or Order applicable to the Company; (ii) violate or conflict with any provision of the charter documents or bylaws of the Company; (iii) result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any Lien upon the Company's assets under any of the terms, conditions or provisions of any contract, Order or Permit to which the Company is a party; or (iv) require the consent of any third party or Authority except for violations, conflicts, defaults, consents or other similar occurrence that are not reasonably expected to have a Material Adverse Effect.

         Section 3.6. PERMITS; COMPLIANCE WITH LAW; ENVIRONMENTAL COMPLIANCE. The Company holds all material Permits currently necessary for the lawful operation of the Business. The Company has complied with, and is not in default under or in violation of, any Permit, Law or Order to which it is subject, except for defaults or violations that are not reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, the Company and the Leased Properties are in compliance with (i) all terms and conditions of any Permits required by the Environmental Laws and (ii) all other requirements of the Environmental Laws, except in each case for matters which are not reasonably expected to have a Material Adverse Effect.

         Section 3.7. CONTINGENCIES. To the knowledge of the Company, except for Claims arising in the ordinary course of business, which are not expected to be materially inconsistent in type or number with past experience, there are no Claims pending or threatened against the Company which are reasonably expected to have a Material Adverse Effect. The Company is not subject to any Order which is reasonably expected to have a Material Adverse Effect.

         Section 3.8. FINANCIAL CONDITION. The unaudited balance sheets of the Company as of December 31, 2004, 2005 and 2006, and the unaudited related income statements for the periods then ended (collectively, the "COMPANY FINANCIAL STATEMENTS"), previously furnished to Parent (i) are true and correct in all material regards as of the dates thereof and for the periods then ended and (ii) fairly present the financial condition of the Company as at the dates thereof and the results of operations of the Company for the periods covered thereby, and (iii) have been prepared in accordance with GAAP.

         Section 3.9. TITLE TO ASSETS. The Company has good title to all assets reflected on its books except for (i) Liens securing obligations set forth in the Company Financial Statements, (ii) Liens securing taxes which are not delinquent or are being contested in good faith, (iii) Liens arising as a result of purchase or sales orders in the ordinary course of business consistent with past practice, and (iv) any defects in title or Liens that are not reasonably expected to have a Material Adverse Effect.

         Section 3.10. REAL PROPERTY LEASES. The only material interests in real property held by the Company are leasehold interests as set forth on SCHEDULE
3.10 (the "COMPANY LEASED PROPERTIES"). Except for normal wear and tear and for matters not reasonably expected to have a Material Adverse Effect, the Company Leased Properties have been well maintained and are in good operating condition and repair. The Company has delivered to Parent true, correct and complete copies of the leases relating to the Company Leased Properties.

         Section 3.11. INTELLECTUAL PROPERTY. To the knowledge of the Company, the use of the Intellectual Property in the operation of the Company Business does not infringe any intellectual property rights of another Person, except for Claims which are not reasonably expected to have a Material Adverse Effect. The Company has not received any notice contesting its right to use, or asserting infringement with respect to, any Intellectual Property now used by it in connection with the Company Business or the operation thereof, except for matters previously resolved or which are not reasonably expected to have a Material Adverse Effect. Except for matters not reasonably expected to have a Material Adverse Effect, the Company possesses the right to use in perpetuity (without royalty or payment) all Intellectual Property necessary to conduct the Company Business as of the date hereof.

         Section 3.12. CONTRACTS. SCHEDULE 3.12 lists each Significant Contract to which Company is a party. Except for matters not reasonably expected to have a Material Adverse Effect, to Company's knowledge, each of the Significant Contracts listed on Schedule 3.12 (i) has been duly authorized, executed and delivered by the parties thereto, (ii) remains in full force and effect to the extent of its terms, (iii) is binding on the parties thereto in accordance with and to the extent of its terms and Laws; and (iv) is not subject to, and Company has not received any written notice threatening or declaring, termination as a result of any existing or alleged uncured breach or default by Company and no other party is in default thereunder in any material respect.

         Section 3.13. INSURANCE. The Company has previously delivered to Parent true and complete copies of all insurance policies currently providing coverage for the assets of the Company Business.

         Section 3.14. LABOR CONTROVERSIES. To the knowledge of the Company, (i) no concerted work stoppage or other general labor dispute, and (ii) no application for certification of a collective bargaining agent, is pending or threatened against the Company. The Company is in compliance with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits and collective bargaining and the occupational safety and health acts, laws and regulations, except for matters not reasonably expected to have a Material Adverse Effect. The Company is not liable for any material arrears (except for the current pay period and accrued vacation and personal time) in wages or any taxes or penalties for failure to comply with any of the foregoing. No key employee of the Company recently terminated his or her employment with the Company or, to the knowledge of the Company, plans to terminate his or her employment with the Company.

         Section 3.15. ERISA. The Company does not have any material liability with respect to any Employee Benefit Plan. The Company does not have any liability with respect to a "multi-employer plan" (as defined in section 3(37) of ERISA). A true and correct copy of each material Employee Benefit Plan of the Company has been delivered to Parent. Each Employee Benefit Plan of the Company complies and has been administered in form and in operation in all material respects with all applicable requirements of law, and no event has occurred which will or could cause any such plan to fail to comply with such requirements in any material respect. No notice has been issued by any Authority questioning or challenging such compliance. There have been no (i) "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan of the Company or (ii) reportable events (as described in section 4043 of ERISA) with respect to any Employee Benefit Plan of the Company that is subject to Title IV of ERISA. If any Employee Benefit Plan of the Company were terminated immediately after the Closing, there would be no unfunded liability with respect to the plan, its participants or beneficiaries or the Pension Benefit Guaranty Corporation. The Company has no liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

         Section 3.16. TAXES. All federal, and all material state, local and foreign Tax returns required to be filed by the Company through the Closing Date have been accurately prepared in all material respects, and were duly and timely filed, and all material Taxes (including Taxes withheld from the salaries of employees that were issued Form W-2 statements) and all other withholding Taxes and obligations and all deposits required to be made by the Company with respect to such withholding Taxes or otherwise), interest, penalties, assessments and/or deficiencies required to be paid before the Closing Date have been timely paid. The provisions for the payment of taxes on the Company Financial Statements or the books of account for taxes not due and payable as of the Closing Date are reasonable. The Company has never (i) filed a consent under Code Sec. 341(f) concerning collapsible corporations; (ii) made any payments, nor is it a party to any contract that could reasonably be expected to obligate it to make any payments, that will not be deductible under Code Sec. 280G; (iii) entered into any tax allocation or sharing agreement; or (iv) been a member of a consolidated group during any part of any consolidated return year.

         Section 3.17. LIST OF EMPLOYEES. SCHEDULE 3.17 hereto correctly sets forth in all material regards a list of the Company's employees as of the date hereof, and their current gross compensation.

         Section 3.18. AFFILIATE AGREEMENTS. Except for compensation and distributions reflected in the Company Financial Statements, employee benefits and transactions not material either singly or in the aggregate, the Company has not had any transactions with any Affiliate in the past twelve months.

         Section 3.19. BROKERS. The Company has not employed any broker or finder in connection with the Merger or other Transactions, and Parent and Acquisition Sub shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by the Company in connection with the Merger or other Transactions.

         Section 3.20. ACCURACY OF STATEMENTS. To the knowledge of the Company, neither this Agreement nor any Schedule hereto furnished by the Company contains any untrue statement of a material fact regarding the Company, or omits to state a material fact necessary to make the statements regarding the Company contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                    ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

         As an inducement for Company to enter into this Agreement, Parent and Acquisition Sub jointly and severally represent and warrant that, except as set forth in the Parent Disclosure Schedule or as contemplated by this Agreement, each of the following statements is true and correct as of the date hereof:

         Section 4.1. ORGANIZATION, STANDING AND POWER. Each company in the Parent Group is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, which states are shown on Schedule 4.5 for all such companies. Each company in the Parent Group
(i) has the requisite power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted; and (ii) is duly qualified and in good standing in each jurisdiction in which the character of its business makes such qualification necessary, except where the failure to be qualified is not reasonably expected to have a Material Adverse Effect.

         Section 4.2. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.

                  Section 4.2.1. Each of Parent and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other Transactions to be performed or consummated by each of them in accordance with the terms of this Agreement. The execution and delivery by each of Parent and Acquisition Sub of this Agreement and the consummation by each of them of the Merger and the other Transactions to be performed or consummated by each of them in accordance with the terms of this Agreement will be duly authorized by all necessary corporate action on the part of each of Parent and Acquisition Sub, subject, in the case of the Merger, to ratification by the Board of Directors of each of Parent and Acquisition Sub and receipt of Parent Stockholder Approval. Each of Parent and Acquisition Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery of this Agreement by Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

                  Section 4.2.2. Each Board of Directors of Parent and Acquisition Sub, at a meeting duly called and held, will adopt resolutions (i) adopting this Agreement, ratifying the execution and delivery thereof and approving the Merger and the other Transactions to be performed or consummated by each of them in accordance with the terms of this Agreement, (ii) determining that the terms of the Merger and the other Transactions to be performed or consummated by each of them in accordance with the terms of this Agreement are fair to and in the best interests of each of them and its stockholders, (iii) directing that this Agreement be submitted to a vote of Parent's stockholders and (iv) recommending that Parent's stockholders approve this Agreement.

         Section 4.3. The only vote of holders of any Parent Capital Shares necessary to approve this Agreement and the Merger is the Parent Stockholder Approval.

         Section 4.4. CAPITAL STRUCTURE. The authorized capital stock of Acquisition Sub consists of 1,000,000 shares of Common Stock, par value $0.01 per share (the "ACQUISITION SUB COMMON SHARES"), of which 100,000 shares shall be issued to Parent. T he authorized capital stock of Parent consists of (i) 500,000,000 shares of Common Stock, par value $0.0001 per share (the "PARENT COMMON SHARES"), and (ii) 2,000,000 shares of Preferred Stock, par value $2.75 per share (the "PARENT PREFERRED SHARES", and together with the Parent Common Shares, the "PARENT CAPITAL SHARES"), of which there are 19,501,945 Parent Common Shares and no Parent Preferred Shares issued and outstanding. All of the issued and outstanding Parent Common Shares and Acquisition Common Shares have been duly and validly authorized and issued, and are fully paid and non-assessable. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements by which Parent is bound relating to the issuance, sale or redemption of Parent Capital Shares or other securities of Parent, except for: (A) Parent Stock Options to purchase an aggregate of 495,000 Parent Common Shares; and (B) warrants to purchase an aggregate of 107,500 Parent Common Shares. Except with respect to the Parent Stock Options, the warrants described in the preceding sentence and the Private Placement, no Parent Capital Shares, Acquisition Sub Common Shares or other securities of either Parent or Acquisition Sub are reserved for any purpose.

         Section 4.5. SUBSIDIARIES; INTERESTS. Acquisition Sub has no debt or equity interest in any other entity, nor any obligation, option or right to acquire any such interest. Other than Acquisition Sub and the subsidiaries listed on Schedule 4.5 (the "Parent Subsidiaries"), Parent has no debt or equity interest in any other entity, nor any obligation, option or right to acquire any such interest. Parent is the holder of 100% of the outstanding equity interests in each of the Parent Subsidiaries, none of the Parent Subsidiaries has any outstanding debt obligations and no Person has any obligation, option or right to acquire any equity or debt interest in any of the Parent Subsidiaries.

         Section 4.6. NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Transaction, Acquisition Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

         Section 4.7. NO CONFLICTS. The execution, delivery and performance of this Agreement by each of Parent and Acquisition Sub and the consummation of the Merger and the other Transactions do not (i) violate any Permit, Law or Order applicable to any company in the Parent Group; (ii) violate or conflict with any provision of the charter documents or bylaws of either Parent or Acquisition Sub; (iii) result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any Lien upon either of their assets under any of the terms, conditions or provisions of any contract, Order or Permit to which any company in the Parent Group is a party; or (iv) require the consent of any third party or Authority except for violations, conflicts, defaults, consents or other similar occurrence that are not reasonably expected to have a Material Adverse Effect.

         Section 4.8. PERMITS; COMPLIANCE WITH LAW; ENVIRONMENTAL COMPLIANCE. Parent holds all material Permits currently necessary for the lawful operation of the Parent Business. Parent has complied with, and is not in default under or in violation of, any Permit, Law or Order to which it is subject, except for defaults or violations that are not reasonably expected to have a Material Adverse Effect To Parent's knowledge, all companies in the Parent Group and the Parent Leased Properties are in compliance with (i) all terms and conditions of any Permits required by the Environmental Laws and (ii) all other requirements of the Environmental Laws, except in each case for matters which are not reasonably expected to have a Material Adverse Effect.

         Section 4.9. CONTINGENCIES. To Parent's knowledge, except for Claims arising in the ordinary course of business, which are not expected to be materially inconsistent in type or number with past experience, there are no Claims pending or threatened against Parent which are reasonably expected to have a Material Adverse Effect. Parent is not subject to any Order which is reasonably expected to have a Material Adverse Effect.

         Section 4.10. SEC REPORTS: FINANCIAL STATEMENTS.

                  Section 4.10.1. PARENT SEC REPORTS. Parent has filed all required forms, reports and documents ("PARENT SEC REPORTS") with the SEC. As of their respective filing dates, to Parent's knowledge, the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                  Section 4.10.2. PARENT FINANCIAL STATEMENTS. The consolidated financial statements, and the accompanying notes, of Parent included in the Parent SEC Reports (the "PARENT FINANCIAL STATEMENTS") (i) comply as to form in all material respects with applicable accounting requirements and with the applicable published rules and regulations of the SEC, (ii) are true and correct in all material regards as of the dates thereof and for the periods then ended,
(iii) fairly present the financial condition of Parent and its consolidated subsidiaries as at the dates thereof and the results of operations of Parent for the periods covered thereby, and (iv) have been prepared in accordance with GAAP, except that the financial statements contained in the Quarterly Reports on Form 10-Q are interim financial statements and do not include all of the information and footnotes required by GAAP for complete financial statements, and, in the opinion of Parent's management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of Parent's consolidated financial position and the results of its consolidated operations as of the date thereof and for the periods covered thereby.

         Section 4.11. TITLE TO ASSETS. Parent has good title to all assets reflected on its books except for (i) Liens securing obligations set forth in the Parent Financial Statements, (ii) Liens securing taxes which are not delinquent or are being contested in good faith, (iii) Liens arising as a result of purchase or sales orders in the ordinary course of business consistent with past practice, and (iv) any defects in title or Liens that are not reasonably expected to have a Material Adverse Effect.

         Section 4.12. REAL PROPERTY LEASES. The only material interests in real property held by any company in the Parent Group are leasehold interests as set forth on SCHEDULE 4.12 (the "PARENT LEASED PROPERTIES"). Except for normal wear and tear and for matters not reasonably expected to have a Material Adverse Effect, the Parent Leased Properties have been well maintained and are in good operating condition and repair. Parent has delivered to Company true, correct and complete copies of the leases relating to the Parent Leased Properties.

         Section 4.13. INTELLECTUAL PROPERTY. To Parent's knowledge, the use of the Intellectual Property in the operation of the Parent Business does not infringe any intellectual property rights of another Person, except for Claims which are not reasonably expected to have a Material Adverse Effect. Parent has not received any notice contesting its right to use, or asserting infringement with respect to, any Intellectual Property now used by any company in the Parent Group in connection with the Parent Business or the operation thereof, except for matters previously resolved or which are not reasonably expected to have a Material Adverse Effect. Except for matters not reasonably expected to have a Material Adverse Effect, all companies in the Parent Group possess the right to use in perpetuity (without royalty or payment) all Intellectual Property necessary to conduct the Parent Business as of the date hereof.

         Section 4.14. CONTRACTS. SCHEDULE 4.14 lists each Significant Contract to which Parent or Acquisition Sub is a party. Except for matters not reasonably expected to have a Material Adverse Effect, to Parent's knowledge, each of the Significant Contracts listed on Schedule 4.14 (I) has been duly authorized, executed and delivered by the parties thereto, (ii) remains in full force and effect to the extent of its terms, (iii) is binding on the parties thereto in accordance with and to the extent of its terms and Laws; and (iv) is not subject to, and neither Parent nor Acquisition Sub has received any written notice threatening or declaring, termination as a result of any existing or alleged uncured breach or default by either Parent or Acquisition Sub and no other party is in default thereunder in any material respect.

         Section 4.15. INSURANCE. Parent has previously delivered to Company true and complete copies of all insurance policies currently providing coverage for the assets of the Parent Business.

         Section 4.16. LABOR CONTROVERSIES. To Parent's knowledge, (i) no concerted work stoppage or other general labor dispute, and (ii) no application for certification of a collective bargaining agent, is pending or threatened against any company in the Parent Group. All companies in the Parent Group are in compliance with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits and collective bargaining and the occupational safety and health acts, laws and regulations, except for matters not reasonably expected to have a Material Adverse Effect. No company in the Parent Group is liable for any material arrears (except for the current pay period and accrued vacation and personal time) in wages or any taxes or penalties for failure to comply with any of the foregoing. No key employee of Parent recently terminated his or her employment with Parent or, to Parent's knowledge, plans to terminate his or her employment with Parent.

         Section 4.17. ERISA. No company in the Parent Group has any material liability with respect to any Employee Benefit Plan or a "multi-employer plan" (as defined in section 3(37) of ERISA). A true and correct copy of each material Employee Benefit Plan of any company of the Parent Group has been delivered to Company. Each Employee Benefit Plan of the Parent Group complies and has been administered in form and in operation in all material respects with all applicable requirements of law, and no event has occurred which will or could cause any such plan to fail to comply with such requirements in any material respect. No notice has been issued by any Authority questioning or challenging such compliance. There have been no (i) "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan of the Parent Group or (ii) reportable events (as described in section 4043 of ERISA) with respect to any Employee Benefit Plan of the Parent Group that is subject to Title IV of ERISA. If any Employee Benefit

Plan of the Parent Group were terminated immediately after the Closing, there would be no unfunded liability with respect to the plan, its participants or beneficiaries or the Pension Benefit Guaranty Corporation. No company in the Parent Group has any liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under
Part 6 of Title I of ERISA and section 4980B of the Code.

         Section 4.18. TAXES. All federal, and all material state, local and foreign Tax returns required to be filed by any company in the Parent Group through the Closing Date have been accurately prepared in all material respects, and were duly and timely filed, and all material Taxes (including Taxes withheld from employees' salaries and all other withholding Taxes and obligations and all deposits required to be made by any company in the Parent Group with respect to such withholding Taxes or otherwise), interest, penalties, assessments and/or deficiencies required to be paid before the Closing Date have been timely paid. The provisions for the payment of taxes on the Parent Financial Statements or the books of account for taxes not due and payable as of the Closing Date are reasonable. No company in the Parent Group has ever (i) filed a consent under Code Sec. 341(f) concerning collapsible corporations; (ii) made any payments, nor is it a party to any contract that could reasonably be expected to obligate it to make any payments, that will not be deductible under Code Sec. 280G; (iii) entered into any tax allocation or sharing agreement; or (iv) been a member of a consolidated group during any part of any consolidated return year.

         Section 4.19. LIST OF EMPLOYEES. SCHEDULE 4.19 hereto correctly sets forth in all material regards a list of Parent's employees as of January 15, 2007, and their current gross compensation.

         Section 4.20. AFFILIATE AGREEMENTS. Except for compensation and distributions reflected in the Parent Financial Statements, employee benefits and transactions not material either singly or in the aggregate, no company in the Parent Group has had any transactions with any Affiliate in the past twelve months.

         Section 4.21. BROKERS. No company in the Parent Group has employed any broker or finder in connection with the Merger or other Transactions, and Company shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by any company in the Parent Group in connection with the Merger or other Transactions.

                  Section 4.21.1. ACCURACY OF STATEMENTS. To the knowledge of Parent and Acquisition Sub, neither this Agreement nor any Schedule hereto furnished by either Parent or Acquisition Sub contains any untrue statement of a material fact regarding either of them, or omits to state a material fact necessary to make the statements regarding either Parent or Acquisition Sub contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                    ARTICLE 5
                                    COVENANTS

         Section 5.1. CONDUCT OF BUSINESS. Each of Company and the Parent Group shall conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and in compliance in all material respects with all applicable Laws and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, and others having business dealings with it so that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without the prior written consent of the other party or as contemplated by this Agreement, none of the parties shall (i) declare, or pay any dividends on the Parent Capital Shares or the Company Capital Shares, as applicable, (ii) issue any new Company Capital Shares or Parent Capital Shares (except in connection with the Private Placement), (iii) amend its charter or bylaws, except for the filing by the Company of its Fourth Amended and Certificate of Incorporation as described in Section 3.3, (iv) acquire any material assets or businesses, (v) incur any material indebtedness other than pursuant to any existing credit facility or line of credit, (vi) make any material increase in the compensation arrangements for any of its officers or employees or adopt or amend in any material respect any Employee Benefit Plan or collective bargaining agreements or (vii) compromise or settle any material lawsuits or pay, discharge or satisfy any other material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise).

         Section 5.2. APPROVALS. As soon as practicable following the date of this Agreement, (a) each of Parent and Company shall seek the Parent Stockholder Approval and the Company Stockholder Approval, respectively, and (b) the Board of Directors of each of Parent and Acquisition Sub shall ratify the execution and delivery of this Agreement.

         Section 5.3. PRIVATE PLACEMENT. Parent shall use its best efforts to complete a private placement of at least $6 million but not more than $12 million of Parent Common Shares at a price not less than $1.50 per share (the "PRIVATE PLACEMENT"), on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the Private Placement by no later than February 15, 2007; and (b) the closing of the Private Placement by no later than February 28, 2007.

         Section 5.4. OTHER AGREEMENTS. Each of Parent and Company shall negotiate in good faith and draft mutually acceptable agreements governing: (a) the registration with the SEC of the Merger Consideration, containing identical terms as are granted to the investors in the Private Placement (the "REGISTRATION RIGHTS AGREEMENT"), (b) the employment of certain key employees of Company identified on Exhibit C, which agreements shall be on the same form and/or no worse terms (excluding salary and bonus) than those agreed to by Dan Kelly relating to his employment with Parent (the "EMPLOYMENT AGREEMENTS"), and
(c) consulting and other arrangements as determined by the parties.

         Section 5.5. PARENT'S BOARD OF DIRECTORS. The parties hereby agree that, at or as soon as practicable after the Closing, the composition of Parent's board of directors shall be as follows: (i) two directors shall be appointed by Company, two by Parent's current stockholders and one by the investors participating in the Private Placement, and (ii) there shall be four vacancies. The parties further agree that such vacancies on Parent's board of directors shall be filled as follows: one director shall be appointed by a majority of the Parent Common Shares held by former Company stockholders and the remaining three directors shall be "independent directors" as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. The directors appointed by the Company and the new investors' director shall be appointed for an initial term of two years or more from the Closing Date.

         Section 5.6. MANAGEMENT STRUCTURE. The parties shall have agreed upon the management structure of Parent and all subsidiaries following the Closing according to the chart attached hereto as Exhibit D.

         Section 5.7. OTHER ACTIONS. None of the parties shall take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in ARTICLE 6 not being satisfied.

         Section 5.8. TAX-FREE REORGANIZATION. Each party hereto will use all reasonable efforts to cause the Merger to be treated as a reorganization qualifying under the provisions of Section 368(a) of the Code and will use all reasonable efforts to prevent any Affiliate of such party from taking any actions which could prevent the Merger from being treated as a reorganization qualifying under the provisions of Section 368(a) of the Code.

         Section 5.9. PUBLICITY. Each of Company, Parent and Acquisition Sub agrees that, from the date of this Agreement through the Closing, no public release or announcement concerning the Transaction will be issued by any party without the prior consent of each other party (which consent will not be unreasonably withheld), except as such release or announcement may be required by Law, in which case the party required to make the release or announcement will allow each other party a minimum of two (2) business days to comment on such release or announcement in advance of such issuance.

         Section 5.10. CONFIDENTIALIITY. Each party acknowledges that the information being provided to it by or on behalf of another party or its Representatives is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference.

         Section 5.11. EMPLOYEE MATTERS. Parent and the Surviving Company shall provide each employee of Company that remains in the employ of the Surviving Company following the Closing ("CONTINUING_ EMPLOYEES") with at least such employee benefits as are provided by Company as of the Closing Date. Parent and the Surviving Company shall provide each Continuing Employee with full credit, for purposes of eligibility and vesting under any employee benefit plan, program, policy, practice or arrangement maintained by Parent or the Surviving Company in which such Continuing Employee may be eligible to participate after the Closing, for the Continuing Employees' pre-Closing service with Company to the same extent recognized by Company under the any applicable Company benefit plan immediately prior to the Closing. Continuing Employees shall also be entitled to receive options to purchase Parent Common Shares, as shall be determined by the Compensation Committee of Parent's Board of Directors following the Closing.

         Section 5.12. COOPERATION. Each party shall take all actions to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions to be performed or consummated by such party under this Agreement.

         Section 5.13. FEES AND EXPENSES. If the Transaction does not close, each party shall pay and be responsible for its finder's fees, brokerage fees, commissions, financial and other advisory fees, investment banking fees, legal fees, and accounting fees and all other related expenses incurred by it which are specifically related to this transaction. If the Transaction does close, all of these items will be paid by the Surviving Company; PROVIDED, HOWEVER, that in no event shall the Surviving Company be responsible for more than Forty Thousand Dollars ($40,000) of expenses incurred by Company or its shareholders for legal fees and expenses related to the completion of audited Company financial statements for fiscal 2005, unless Parent requests audited Company financial statements for 2006 and approves the additional auditing/accounting expenses in advance for such 2006 audit.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

         Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  Section 6.1.1. APPROVALS. Each of Parent and Company shall have duly obtained the Parent Stockholder Approval and the Company Stockholder Approval, respectively, and the Board of Directors of each of Parent and Acquisition Sub shall have ratified the execution and delivery of this Agreement.

                  Section 6.1.2. PRIVATE PLACEMENT. Parent shall have consummated the Private Placement.

                  Section 6.1.3. OTHER AGREEMENTS. The parties shall have completed the negotiations of, and executed and delivered, the Registration Rights Agreement and the Employment Agreements.

                  Section 6.1.4. CONSENTS, APPROVALS AND AUTHORIZATIONS. All consents, approvals, orders or authorizations from, and all declarations, filings and registrations with, any Authority required to consummate the Merger and the other Transactions shall have been obtained or made without the imposition of any material conditions.

                  Section 6.1.5. NO ORDER OR LITIGATION. No Authority will have enacted, issued, promulgated, enforced or entered any Law or Order which remains in effect, and which has the effect of making the Transaction illegal or otherwise prohibiting its consummation. There shall not be pending or threatened any Claim that has a reasonable likelihood of success: (i) challenging the acquisition by Acquisition Sub of any Company Capital Shares, seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the parties any damages that are material in relation to Company or Parent, (ii) seeking to prohibit or limit the ownership or operation by Company or Parent of any material portion of the business or assets of either of them, or to compel either of them to dispose of or hold separate any material portion of their business or assets, as a result of the Merger or any other Transaction, (iii) seeking to prohibit Parent from effectively controlling in any material respect the business or operations of Company or (iv) which otherwise is reasonably likely to have a Material Adverse Effect.

         Section 6.2. NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect on either Parent or Company shall have occurred subsequent to the date of this Agreement and to each of their knowledge, there are no facts or circumstances that, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect on their respective businesses and operations.

         Section 6.3. CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB. The obligations of Parent and Acquisition Sub to effect the Merger are further subject to the following conditions:

                  Section 6.3.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Parent shall have received a certificate signed on behalf of Company by an executive officer of Company to such effect.

                  Section 6.3.2. PERFORMANCE OF OBLIGATIONS OF COMPANY. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Company by an executive officer of Company to such effect.

                  Section 6.3.3. CORPORATE DOCUMENTS. Company shall have delivered to Parent (i) a certificate of good standing from the Secretary of State of Delaware stating that it is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Company Board and stockholders approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by an officer of Company; and (iii) a true and complete copy of the articles of incorporation of Company, and a true and complete copy of Company's bylaws, as amended, each certified by the Secretary of Company.

                  Section 6.3.4. DISSENTING SHARES. At Closing, Dissenting Shares shall not exceed one percent (1%) of the outstanding number of Company Capital Shares.

         Section 6.4. CONDITIONS TO OBLIGATION OF COMPANY. The obligation of Company to effect the Merger is further subject to the following conditions:

                  Section 6.4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of Parent and Acquisition Sub in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Company shall have received certificates signed on behalf of each of Parent and Acquisition Sub by an executive officer of each of them to such effect.

                  Section 6.4.2. PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub shall each have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Company shall have received a certificate signed on behalf of each of Parent and Acquisition Sub by an executive officer of each of them to such effect.

                  Section 6.4.3. CORPORATE DOCUMENTS. Each of Parent and Acquisition Sub shall have delivered to Company (i) a certificate of good standing from the Delaware Secretary of State stating that each of them is a validly existing corporation in good standing; (ii) duly adopted resolutions of the board and stockholders of each of them approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the officer of each of them; and (iii) a true and complete copy of the articles of incorporation of each of them certified by the Secretary of State of the state of Delaware, and a true and complete copy of each of their bylaws, certified by the Secretary of each of them.

                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  Section 7.1.1. DUE DILIQENCE. By Company or Parent if (i) the other party has not completed its due diligence by February 5, 2007, including receipt of a letter from a corporate officer of the other party regarding any material Claims and assessments, either pending or threatened (excluding unasserted Claims and assessments), or (ii) such letter from the other party discloses Claims and assessments which involve potential Losses whose effects on the financial statements of the other party are reasonably expected to exceed Twenty-Five Thousand Dollars ($25,000) individually or in the aggregate;

                  Section 7.1.2. FAILURE OF STOCKHOLDER APPROVAL. By Company or Parent if the holders of a majority of Parent Capital Shares or Company Capital Shares, respectively, fails to approve this Agreement and the consummation of the Transaction;

                  Section 7.1.3. FAILURE OF PRIVATE PLACEMENT. By Company if Parent does not complete the actions described in Section 5.3 by the applicable dates shown in that Section;

                  Section 7.1.4. MATERIAL BREACH. By Company or Parent if the other party is in material breach of any representation, warranty or obligation hereunder or if any representation or warranty of the other party will have become untrue in any material respect, and such breach will not have been cured or such representation or warranty will not have been made true within 15 business days after notice by Company thereof;

                  Section 7.1.5. INJUNCTION OR DELAY. By Company, Parent or Acquisition Sub if any Authority or court of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any Order which remains in effect, and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction and such Order is or will have become nonappealable;

                  Section 7.1.6. TERMINATION DATE. By Company or Parent if the Closing has not occurred by February 28, 2007, PROVIDED that no party may terminate this Agreement pursuant to this Section if such party's failure to fulfill any of its obligations under this Agreement will have been the reason that the Closing will not have occurred on or before said date; or

                  Section 7.1.7. MUTUAL CONSENT. By mutual written consent of Company, Parent and Acquisition Sub.

         Section 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall become void and have no effect, without any liability or obligation of any party to any other party, except (i) that Section 5.9 ("Publicity"), Section 5.10 ("Confidentiality"),
Section 5.13 ("Fees and Expenses"), this Section 7.2 and ARTICLE 8 ("General Provisions") shall survive such termination, and (ii) for liability for Losses caused by a material breach occurring prior to such termination.

         Section 7.3. AMENDMENT. This Agreement may be amended by the parties at any time prior to the Effective Time by an instrument in writing signed by each of the parties.

         Section 7.4. WAIVER. At any time prior to the Effective Time, the parties may (a) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         Section 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

         Section 8.2. NOTICES. All notices under this Agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

         If to Parent:

                  Healthsport, Inc.
                  7633 East 63rd Place, Suite 220
                  Tulsa, OK 74133
                  Attn: David Gordon

         If to Company:

                  Innozen, Inc.
                  6429 Independence Avenue
                  Woodland Hills, CA 91367 Attn:
                  Matthew Burns

                  with a copy to:

                  Theodore E. Guth, Esq.
                  Guth I Christopher LLP
                  10866 Wilshire Boulevard, Suite 1250
                  Los Angeles, CA 90024

         Section 8.3. CAPTIONS. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         Section 8.4. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 8.5. COUNTERPARTS; FACSIMILE AND ELECTRONIC MAIL. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or electronic mail transmission of any signed original document and/or retransmission of any signed facsimile or electronic mail transmission will be deemed the same as delivery of an original.

         Section 8.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents referenced herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Merger (but not confidentiality) and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Notwithstanding clause (b) of the immediately preceding sentence, following the Effective Time the provisions of ARTICLE 2 shall be enforceable by holders of Company Capital Shares.

         Section 8.7. ASSIGNMENT. Prior to the Effective Time, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.8. DISPUTES.

                  Section 8.8.1. GOVERNING LAW; JURISDICTION. All questions with respect to this Agreement and the rights and liabilities of the parties will be governed by the laws of Delaware, regardless of the choice of law provisions of Delaware or any other jurisdiction.

                  Section 8.8.2. EXCLUSIVE JURISDICTION OF DELAWARE COURTS. Each of Parent, Acquisition Sub and Company irrevocably submits to the exclusive jurisdiction of the State courts of the State of Delaware located in Wilmington, Delaware or the United States Federal District Court located in Wilmington, Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or the Transaction. Each of Parent, Acquisition Sub and Company agrees to commence any action, suit or proceeding relating hereto in such courts. Each of Parent, Acquisition Sub and Company further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 9.5 above will be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Parent, Acquisition Sub and Company irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transaction in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

                  Section 8.8.3. ATTORNEYS' FEES. In any dispute between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any Person hereunder, the party or parties prevailing in such dispute will be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such dispute.

         Section 8.9. KNOWLEDGE. Whenever a representation or warranty is stated to be based on the knowledge of a party that is not a natural person, such phrase refers to whether any of such party's Senior Management has actual knowledge of the matters involved.

          THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the date first written above.

                                                   INNOZEN, INC.
                                                   A Delaware corporation

                                                   BY: /S/ Robert Davidson
                                                       -------------------------
                                                   Name: Robert Davidson
                                                   Title: CEO

                                                   HEALTHSPORT, INC.
                                                   A Delaware corporation

                                                   BY: /S/ Daniel J. Kelly
                                                       -------------------------
                                                   Name: Daniel J. Kelly
                                                   Title: President

                                                   INNOZEN ACQUISITION SUB, INC.
                                                   A Delaware corporation

                                                   BY: /S/ Daniel J. Kelly
                                                       -------------------------
                                                   Name: Daniel J. Kelly
                                                   Title: President

                                      INDEX
                              Schedules (Attached)


Schedule A                                        Definitions



                              Exhibits (Not filed)

Exhibit A                                         Certificate of Incorporation
                                                  of Innozen Acquisition Sub,
                                                  Inc.

Exhibit B                                         Fourth Amended and Restated
                                                  Certificate of Incorporation
                                                  of Company

Exhibit C                                         Key Employees of Company
                                                  receiving Employment
                                                  Agreements

Exhibit D                                         Management Structure of Parent
                                                  (post-Closing)

Exhibit E                                         Certificate of Merger

                                   SCHEDULE A

                                   DEFINITIONS
                                   -----------

         "ACQUISITION SUB" means Innozen Acquisition Sub, Inc., a Delaware corporation.

         "ACQUISITION SUB COMMON SHARES" is defined in Section 4.4.

         "AFFILIATE" means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is in common control with, a specified Person.

         "AGREEMENT" means this Agreement and Plan of Merger.

         "AUTHORITY" means any governmental, regulatory or administrative body, agency or authority, whether state, federal, local or foreign.

         "CERTIFICATE OF MERGER" means the Certificate of Merger in substantially the form attached hereto as Exhibit E.

         "CLAIM" means any claim, lawsuit, demand, suit, hearing, governmental investigation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal or administrative.

         "CLOSING" and "CLOSING DATE" are defined in Section 1.3.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "COMPANY" means Innozen, Inc., a Delaware corporation.

         "COMPANY BUSINESS" is defined in Paragraph A of the preamble.

         "COMPANY CAPITAL SHARES" is defined in Section 3.3.

         "COMPANY COMMON SHARES" is defined in Section 3.3.

         "COMPANY DISCLOSURE SCHEDULE" means the Disclosure Schedule attached to this Agreement setting forth exceptions to the representations and warranties of Company.

         "COMPANY FINANCIAL STATEMENTS" is defined in Section 3.8.

         "COMPANY LEASED PROPERTIES" is defined in Section 3.10.

         "COMPANY STOCKHOLDER APPROVAL" means that this Agreement and the terms of the Merger will have been approved by the holders of a majority of Company Capital Shares entitled to vote thereon in accordance with the applicable provisions of the DGCL and the charter and bylaws of Company.

         "COMPANY STOCK OPTIONS" means any vested or unvested outstanding option to purchase Company Common Shares from Company that has been duly granted and is outstanding immediately prior to the Closing.

         "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement between Parent and Company dated as of October 1, 2006.

         "DGCL" means the Delaware General Corporation Law.

         "DISSENTING SHARES" means Company Capital Shares as to which appraisal rights under Section 262 of the DGCL have been perfected.

         "EFFECTIVE TIME" means such time as a properly executed copy of the Merger Certificate is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or such later time as Company and Acquisition Sub may agree upon as set forth in the Merger Certificate.

         "EMPLOYEE BENEFIT PLAN" is as defined in Section 3(3) of ERISA.

         "ENVIRONMENTAL LAWS" means Laws relating to pollution or protection of the environment, including Laws relating to (i) emissions, discharges, releases or threatened releases or discharges of materials constituting Hazardous Wastes into the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE PRICE" means the lesser of (x) the average closing price of the Parent Common Shares on the OTCBB for the period of five (5) consecutive trading days on the Closing Date and (y) 105% of the closing price of the Parent Common Shares on the OTCBB on the date of this Agreement. Notwithstanding the foregoing if, between the date of this Agreement and the Closing, the outstanding shares of Parent Common Shares or Company Capital Shares will have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Merger Consideration will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

         "EXCHANGE RATIO" equals 0.74145822 multiplied by each Company Capital Share (determined by dividing 17,500,000 Parent Common Shares by the number of outstanding Company Capital Shares, which latter number is subject to adjustment at Closing).

         "GAAP" means generally accepted accounting principles on a basis consistently applied during the relevant period.

         "HAZARDOUS WASTE" means any waste defined as "hazardous" under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980(42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.).

         "INTELLECTUAL PROPERTY" means any patents, inventions (whether patentable or unpatentable), trade secrets, trademarks, service marks or copyrights.

         "LAW" means any applicable statutes, laws, ordinances, rules, orders and regulations of any Authority.

         "LIEN" means any security interest, lien, charge, mortgage, pledge or easement.

         "LOSSES" means any and all costs, expenses, damages and losses.

         "MATERIAL ADVERSE EFFECT" as to any Person means a material adverse effect on (a) the ability of that Person to perform its obligations under this Agreement or to complete the Transaction, or (b) or the operations, assets, financial condition or prospects of that Person (including, in the case of Parent, Company after the Closing).

         "MERGER" is defined in Section 1.1.

         "MERGER CONSIDERATION" means the Parent Common Shares (including any cash in lieu of fractional shares) to be issued in respect of Company Capital Shares at the Effective Time.

         "ORDER" means any decree, order or injunction of an Authority.

         "PARENT" means Healthsport, Inc., a Delaware corporation.

         "PARENT BUSINESS" is defined in Paragraph A of the preamble.

         "PARENT CAPITAL SHARES" is defined in Section 4.4.

         "PARENT COMMON SHARES" is defined in Section 4.4.

         "PARENT DISCLOSURE SCHEDULE" means the disclosure schedule attached to this Agreement setting forth exceptions to the representations and warranties of Parent and Acquisition Sub.

         "PARENT FINANCIAL STATEMENTS" is defined in Section 4.10.2.

         "PARENT GROUP" means Parent, Acquisition Sub and the Parent
Subsidiaries.

         "PARENT LEASED PROPERTIES" is defined in Section 4.12.

         "PARENT SEC REPORTS" is defined in Section 4.10.1.

         "PARENT STOCK OPTIONS" means any vested or unvested outstanding option to purchase Parent Common Shares from Parent that has been duly granted and is outstanding immediately prior to the Closing.

         "PARENT STOCKHOLDER APPROVAL" means that this Agreement and the terms of the Merger will have been approved by the holders of a majority of Parent Capital Shares entitled to vote thereon in accordance with the applicable provisions of the DGCL and the charter and bylaws of Company.

         "PARENT SUBSIDIARIES" means the companies listed on Schedule 4.5.

         "PERMITS" means any governmental licenses or permits required or granted under any Law.

         "PERMITTED LIENS" means (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, (ii) liens arising under original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course, (iii) liens for Taxes and other governmental obligations which are not yet due, and (iv) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the business of the respective owner thereof, and operation of the specific assets to which they relate.

         "PERSON" means any corporation, partnership, joint venture, organization, entity, Authority or natural person.

         "PRESENT FAIR SALABLE VALUE" as to any Person means the amount that may be realized if the aggregate assets of the Person (including goodwill) are sold as an entirety with reasonable promptness in an arms-length transaction under present conditions for the sale of comparable business enterprises.

         "PRIVATE PLACEMENT" is defined in Section 5.3.

         "REPRESENTATIVES" as to any Person means that Person's officers, directors, employees, advisors, representatives and authorized agents.

         "SEC" means the Securities and Exchange Commission.

         "SENIOR MANAGEMENT" means the "executive officers" of that Person as defined under the Exchange Act.

         "SERIES A SHARES" is defined in Section 3.3.

         "SERIES B SHARES" is defined in Section 3.3.

         "SIGNIFICANT CONTRACTS" of any Person means (i) contracts affecting ownership of, title to, or any material interest in real estate; (ii) collective bargaining agreements or other contracts with any labor unions or other employee representatives or groups of employees; (iii) written employment contracts with individual employees extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of more than standard severance; (iv) group employee benefit plans which are reasonably expected to require the expenditure or accrual of more than $50,000 in any year;
(v) any collective bargaining agreements; (vi) any commitment or arrangement by such Person to make loans or advances to, or become a guarantor or surety with respect to any undertaking of, another Person (except for the extension of credit to suppliers or customers, the negotiation or collection of negotiable instruments and the provision of employee advances, in each case in the ordinary course of business); (vi) any agreements for financing involving more than $100,000 (vii) any contract providing for more than $250,000 in revenue to, or expenses of, such Person; (viii) any Agreements limiting or restricting the right of such Person to engage in any line of business in any geographic region in the world; (ix) any partnership agreement, limited liability company agreement or other joint venture agreement; and (x) all other material contracts not made in the ordinary course of business which are to be performed at or after the date of this Agreement.

         "SURVIVING COMPANY" is defined in Section 1.1.

         "SURVIVING COMPANY COMMON SHARES" means the common stock of Surviving Company, $0.0001 par value.

         "TAXES" means all income, gross receipt, ad valorem, real and personal property, sales, use, franchise, excise, value added, payroll, unemployment, and employees' income withholding and Social Security taxes imposed by any Authority.

         "TRANSACTION" means the transactions contemplated by this Agreement.

         "TREASURY SHARES" means all Company Capital Shares held by Company as treasury stock.